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                                          EXHIBIT 21

                                SUBSIDIARIES OF REGISTRATION




NAME OF SUBSIDIARY:                     Universal Distribution LLC

STATE OF ORGANIZATION:                  Nebraska


OTHER NAMES:                            None




NAME OF SUBSIDIARY:                     Rainbo Company LLC


STATE OF ORGANIZATION:                  Nebraska


OTHER NAMES:                            Value Independent Parts